77Q1 (e) Investment Advisory Agreement between Trust and
     Virtus Investment Advisers, Inc. on behalf of Virtus Capital Growth Series, Virtus Growth & Income Series, Virtus International Series, Virtus Multi-Sector Fixed Income Series, Virtus Real Estate Securities Series, Virtus Small-Cap Growth Series, Virtus Small-Cap Value Series and Virtus Strategic Allocation Series filed via EDGAR with Post Effective Amendment #61, (File No:
     101225501) on December 1, 2010 and incorporated herein by reference.